EXHIBIT 21.  SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


                                                      Percent   State or other jurisdiction of
                      Name                             Owned    incorporation or organization
---------------------------------------------------   -------   ------------------------------

Beijing Antai Communication Equipment Company, Ltd.      50%    Peoples Republic of China

FTG Venture Corporation (1)                             100%    Delaware

TeleSolutions, Inc.(1)                                   40%    Republic of the Philippines

-------------------
<F1>   Inactive